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Exhibit 10.31

ESCROW AGREEMENT

        This ESCROW AGREEMENT (this "Agreement") is made and entered into as of October 30, 2006 by and among Biomira, Inc., a Canadian corporation ("Parent"); D. Lynn Kirkpatrick and Garth Powis (together, the "Principal Stockholders"); Garth Powis as stockholder representative (the "Stockholder Representative"); and Computershare Trust Company of Canada as escrow agent (the "Escrow Agent"). This Agreement is being entered into in connection with the Agreement and Plan of Reorganization dated as of October 30, 2006 (the "Acquisition Agreement") by and among Parent, the Company, the Principal Stockholders of the Company, the Stockholder Representative and Biomira Acquisition Corporation, a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("Merger Sub"), a copy of which is attached hereto as Exhibit A. Except as otherwise defined herein or as the context may otherwise require, all capitalized or defined terms herein shall have the same meaning as ascribed to them in the Acquisition Agreement.

        WHEREAS, the Acquisition Agreement provides that an escrow fund will be established to secure the indemnification obligations of the stockholders and optionholders of the Company receiving consideration under the Acquisition Agreement (collectively, the "Company Indemnifying Parties") to the Parent; and

        WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow fund will be established and maintained

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties hereto agree as follows:

        1.     Consent of Company Indemnifying Parties.    The holders of Company Common Stock and the holders of options to purchase Company Common Stock, (the "Company Indemnifying Parties") have, either by virtue of their approval of the Acquisition Agreement or through the execution of an instrument to such effect, consented to: (a) the establishment of this escrow to secure indemnification obligations under Article 6 of the Acquisition Agreement in the manner set forth herein, (b) the appointment of the Stockholder Representative as their representative for purposes of this Agreement and as attorney-in-fact and agents for and on behalf of each Company Indemnifying Parties, and the taking by the Stockholder Representative of any and all actions and the making of any decisions required or permitted to be taken or made by them under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

        2.     Escrow Arrangement.

          (a)   Escrow Fund.    Simultaneously with the execution of this Agreement, Parent shall deposit with the Escrow Agent the Stock Escrow Amount and the Special Escrow Amount (together, the "Aggregate Escrow Amount"), such deposit of the Aggregate Escrow Amount shall constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. For purposes of this Agreement, "Stock Escrow Amount" means a number of shares of Parent Common Stock equal to 2,681,668 (the "Initial Stock Consideration"), and the "Special Escrow Amount" means 1,000,000 shares of Parent Common Stock. The Escrow Agent shall have no duty to confirm or verify the accuracy or correctness of the amount of any Aggregate Escrow Amount deposited with it hereunder. The Escrow Agent may execute this Agreement following the date hereof, and such later execution, if so executed after the date hereof, shall not affect the binding nature of this Agreement as of the date hereof between the other signatories hereto. The Escrow Fund shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor or any party hereto. The Escrow Agent agrees to hold the Escrow Fund in an escrow account subject to the terms and conditions of this Agreement.

          (b)   Protection of Escrow Fund.

            (i)    The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period and the Special Escrow Period and shall treat the Escrow Fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent, and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

            (ii)   Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund that have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock that have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock in the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Parent shall notify the Escrow Agent of any changes that will affect the Escrow Fund pursuant to this Section 2(b)(ii).

            (iii)  Each Company Stockholder shall have voting rights with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Stockholder (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock).

          (c)   Indemnification.    The Company Indemnifying Parties have agreed in Article 6 of the Acquisition Agreement to indemnify and hold harmless the Parent Indemnifying Parties from and against specified damages. The Stock Escrow Amount shall be security for such indemnity obligation of the Company Indemnifying Parties, subject to the limitations, and in the manner provided, in this Agreement.

          (d)   Transferability.    The respective interests of the Company Indemnifying Parties in the Escrow Fund shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and the Parent, and no such assignment or transfer shall be valid until such notice is given, subject to the limitations, and in the manner provided, in this Agreement.

        3.     Distribution of Escrow Fund.

          (a)   Claims by Parent Indemnified Parties.    In the event Parent, on behalf of itself or any of the Parent Indemnifying Parties, asserts a claim, Parent shall deliver to the Escrow Agent, with a duplicate copy to the Stockholder Representative, a certificate of notice (the Officer's Certificate") signed by any officer of the Parent which (i) states that the Parent Indemnifying Party has paid, incurred or accrued any and all claims, losses, liabilities, damages, deficiencies, diminution in value, costs and expenses, including reasonable attorney's fees and expenses of investigation and defense (individually a "Loss," and collectively, "Losses") and (ii) specifies in reasonable detail the individual items of Losses included in the amount stated, the date each such item was paid, sustained, incurred or accrued, or the basis for such anticipated liability, and the nature of the recoverable matter to which it relates.

          (b)   Claims not Disputed.    If, within 30-days after the Escrow Agent receives the Officer's Certificate (the "Objection Period"), the Stockholder Representative does not give the notice to Parent and Escrow Agent of an objection to the claim under Section 3(c) hereof, Parent shall be entitled to make demand upon the Escrow Agent and the Escrow Agent shall disburse to Parent out of the Escrow Fund, as promptly as practicable following the end of the Objection Period, such number of Escrow Shares equal to the amount of claims set forth in the Officer's Certificate not disputed by the Stockholder Representative. The exact number of shares to be issued to each

  Company Indemnifying Party will be calculated by Parent pursuant to Section 6.3(e)(ii) of the Acquisition Agreement and set forth in a notice to the Escrow Agent by Parent. Any such disbursement shall be referred to as a "Claim Disbursement."

          (c)   Objections to Claims.    Until the Objection Period has expired, the Escrow Agent will make no delivery to Parent of any escrow amount pursuant to Section 3(b) hereof unless and until the Escrow Agent shall have received written authorization from the Stockholder Representative to make such delivery. After the expiration of such Objection Period, the Escrow Agent will be authorized to deliver such escrow amount pursuant to Section 3(b) hereof, provided however, that no such payment may be made if the Stockholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent prior to the expiration of such Objection Period. If the Stockholder Representative does not object in writing prior to the expiration of the Objection Period, the validity and amount of such claim(s) shall be deemed to be conclusively established and shall be final and binding upon the parties to this Agreement and the Acquisition Agreement and the Escrow Agent may thereafter distribute the appropriate portions of the Escrow Fund as provided in this Section 3(b).

          (d)   Claims Disputed in Part.    In the event notice provided by the Stockholder Representative pursuant to Section 3(c) hereof indicates that the Stockholder Representative disputes part of, but not all of, a claim, the Escrow Agent shall disburse a Claim Disbursement equal to the undisputed portion of the claim. The exact number of shares to be issued to each Company Indemnifying Party will be calculated by Parent pursuant to Section 6.3(e)(ii) of the Acquisition Agreement and set forth in a notice to the Escrow Agent by Parent and then distributed pursuant to the distribution procedure set forth in Section 3(b) hereof. The Escrow Agent shall not distribute any amount with respect to the balance of the claim except in accordance with the procedure set forth in Section 3(c) hereto.

          (e)   Disbursement Following Termination.

            (i)    Stock Escrow Amount.    Subject to the following requirements, the Stock Escrow Period shall be in existence immediately upon the simultaneous signing and closing of the Acquisition Agreement on October 30, 2006 (the "Closing Date") and shall terminate at 5:00 p.m. local time, on November 6, 2007 (the "Escrow Period"); provided, however, that the Escrow Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, is necessary to satisfy any unsatisfied Claims specified in any Officer's Certificate delivered to the Stockholder Representative and Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing on or prior to October 30, 2007. Parent shall give the Escrow Agent notice of any amounts to be retained to cover the amounts of still pending Claims, or any unsatisfied Claims in any Officer's Certificate. Following the termination of the Escrow Period, each of the Indemnifying Parties shall be entitled to receive such person's Pro Rata Portion (if any) of the remaining portion of the Available Escrow Fund, if any, not required to satisfy such claims and each of the Indemnifying Parties shall be entitled to receive such person's Pro Rata Portion (if any) of the remaining portion of the Available Escrow Fund, if any, following resolution of all such claims, if any, by Parent. As soon as all such Claims have been resolved, the Escrow Agent shall deliver to the Company Stockholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims (the "Remaining Portion"). Upon termination of the Escrow Period, Parent and the Stockholder Representative will jointly notify the Escrow Agent in writing that the Escrow Fund may be distributed in accordance with Section 3(f). The Escrow Agent will incur no liability, and shall be fully protected, in relying on such joint notice and shall have no obligation to take any action until it has received such notice.

            (ii)   Special Escrow Amount.    The Special Escrow Period shall be in existence immediately following October 30, 2006, and shall terminate at 5:00 p.m., local time on the fifth (5th) business day after the date on which Parent receives notice that it is eligible to accrue expenses against, and receive reimbursement for, the entire $3,000,000 aggregate in funding under the Company's existing SBIR grant (the "SBIR Amount") dated August 1, 2006 (the "Special Escrow Period"). Following notice from Parent that the Special Escrow Period has terminated, the Escrow Agent shall deliver to each of the Indemnifying Parties such person's Pro Rata Portion of the Special Escrow Amount. If Parent receives notice that it is not eligible to accrue expenses against, and receive reimbursement for, the entire SBIR Amount the Special Escrow Period is also deemed to terminate and the Parent shall be entitled to retain the entire Special Escrow Amount. Upon termination of the Special Escrow Period, Parent and the Stockholder Representative will jointly notify the Escrow Agent in writing that the Special Escrow Amount may be distributed in accordance with Section 3(f).

          (f)    Method of Disbursement.    Any distribution of all or a portion of the Escrow Fund to the Company Indemnifying Stockholders shall be made in accordance with the percentages set forth opposite each Company Stockholder's name on Schedule 2.3(d) attached hereto. Distributions to the Company Indemnifying Stockholders shall be made by distributing shares of Common Stock of Parent to such holders at their respective addresses shown on Schedule 2.3(d) (or such other address as may be provided in writing to the Escrow Agent by any such holder). Upon termination of the Escrow Period, Parent and Stockholder Representative shall jointly notify Escrow Agent of the specific number of shares to be distributed to each Company Stockholder.

          (g)   Escrowed Funds Delivered to Parent.    Any reference in this Agreement to Escrowed Funds delivered to Parent shall mean that shares held in escrow registered in the names of the Company Indemnifying Parties are to be returned to the Parent's treasury. For further clarification, in order to effect a return to treasury, the Parent shall provide the Escrow Agent with a Return to Treasury Order, an indemnity, and any other documents that the Escrow Agent may reasonably require in the ordinary course of its business. The Return to Treasury Order shall specify the total number of shares to be returned as well how many shares are to be returned from every share certificate registered to each Company Indemnifying Party.

        4.     Tax Treatment of Indemnification Payments.    The parties hereto agree to treat any indemnity payments made pursuant to this Agreement as a reduction in consideration paid by Parent pursuant to this Agreement to the extent permitted by applicable law.

        5.     Fees and Expenses.    All fees of the Escrow Agent for performance of its duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms (which modification is consented to by the Escrow Agent), or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees and expenses occasioned by such default, delay, controversy or litigation.

        6.     Limitation of Escrow Agent's Liability.

          (a)   Limitation on Liability.    The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction, except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other agreement referred to herein. In all questions arising under the Escrow Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

          (b)   Indemnification.    The Parent and the Company Indemnifying Stockholders agree to indemnify the Escrow Agent for, and hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder. The Parent, on the one hand, and the Company Indemnifying Parties, on the other hand, shall each be liable for one-half of such amounts. However, the Escrow Agent retains the right to obtain full indemnification from either the Parent or the Company Indemnifying Parties.

          (c)   Escrow Agent Not to Expend Own Funds.    No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur financial liability in the performance of its duties or the exercise of any of its rights or powers unless indemnified as provided for herein, other than as a result of its own gross negligence or willful misconduct.

        7.     Liability and Authority of Representative; Successors and Assignees.

          (a)   Limitation on Liability.    The Stockholder Representative shall incur no liability to the Company Indemnifying Stockholders with respect to any action taken or suffered by them in reliance upon any notice, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except their own willful misconduct or gross negligence. The Stockholder Representative may, in all questions arising under the Escrow Agreement, rely on the advice of counsel, public accountants or other independent experts experienced in the matter at issue, and any error in judgment or other act or omission of the Stockholder Representative pursuant to such advice shall in no event subject the Stockholder Representative to liability to any Company Indemnifying Stockholder unless by the Stockholder Representative's willful misconduct or gross negligence.

          (b)   Power and Authority.    The Stockholder Representative shall have full power and authority to represent the Company Indemnifying Stockholders and their successors, with respect to all matters arising under this Agreement and all actions taken by the Stockholder Representative hereunder shall be binding upon the Company Indemnifying Stockholders, and their successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Stockholder Representative shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize payments to be made with respect thereto, on behalf of the Indemnifying Company Indemnifying Stockholders and their successors. All actions to be taken by the Stockholder Representative hereunder shall be evidenced by, and taken upon the written direction of the Stockholder Representative.

          (c)   Reliance by Escrow Agent.    The Escrow Agent may rely on the Stockholder Representative as the exclusive agent of the Company Indemnifying Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

        8.     Termination.    This Agreement shall terminate upon the disbursement by the Escrow Agent of all of the Escrow Funds in accordance with this Agreement; provided that the provisions of Sections 6 and 7 shall survive such termination.

        9.     Successor Escrow Agent.    In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days' prior to the date when such resignation shall take effect. The Parent may appoint a successor Escrow Agent without the consent of the Stockholder Representative, and may appoint any other successor Escrow Agent with the consent of the Stockholder Representative, which shall not be unreasonably withheld. If, within such notice period, the Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Fund then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Fund to such designated successor. However, the Parent will still remain liable to the retiring Escrow Agent for all fees and expenses owing to it hereunder. If no successor Escrow Agent is named as provided in this Section 10 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

        10.   Amendment.    Subject to applicable law, this Agreement may be amended at any time by execution of an instrument in writing signed on behalf of Parent, Stockholder Representative and the Escrow Agent, and to the extent that the rights, duties, indemnities or obligations of the Escrow Agent are affected thereby, the Escrow Agent.

        11.   General Provisions.

          (a)   Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    if to Parent, to:

    with a copy to:
    Wilson Sonsini Goodrich & Rosati
    Professional Corporation
    701 Fifth Avenue, Suite 5100
    Seattle, Washington 98104
    Attention: Ms. Effie Toshav
    Telephone No.:
    Facsimile No.:

    if to the Principal Stockholders or the Stockholder Representative, to:

    with a copy to:
    Benesch Friedlander Coplan & Aronoff LLP
    200 Public Square
    Cleveland, OH 44114
    Attention: Mr. Jeffrey P. Jones
    Telephone No.: 216-363-4500
    Facsimile No.: 216-363-4588

    if to the Escrow Agent, to:

    Computershare Trust Company of Canada
    530-8th Ave S.W.
    Suite 710
    Calgary, AB T2P 3S8
    Attention: General Manager, Corporate Trust Services
    Facsimile: (403)267-6598

          (b)   Interpretation; Definitions.    When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (c)   Counterparts.    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

          (d)   Entire Agreement; Third Party Beneficiaries.    This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein or therein (i) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (ii) are not intended to confer upon any other person any rights or remedies hereunder.

          (e)   Severability.    In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

          (f)    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided, however, that all provisions regarding the rights, duties and obligations of the Escrow Agent shall be governed by and construed in accordance with the laws of the Province of Alberta applicable to contracts made and to be performed entirely within such state.

          (g)   Rules of Construction.    The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

          (h)   Assignment.

  No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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        IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed by their duly authorized respective officers (as applicable) as of the date first written above.

BIOMIRA, INC.		PRINCIPAL STOCKHOLDERS
By:	/s/ ROBERT KIRKMAN	/s/ L. KIRKPATRICK
Name:	Robert Kirkman, M.D.	D. Lynn Kirkpatrick
Title:	President & CEO	/s/ GARTH POWIS Garth Powis
BIOMIRA ACQUISITION CORPORATION		COMPUTERSHARE TRUST COMPANY OF CANADA AS ESCROW AGENT
By:	/s/ ROBERT KIRKMAN	By:	/s/ STACIE MOORE
Name:	Robert Kirkman, M.D.	Name:	Stacie Moore
Title:	President	Title:	General Manager, Corporate Trust
		By:	/s/ PATRICIA SELBY
		Name:	Patricia Selby
		Title:	Professional, Corporate Trust
STOCKHOLDER REPRESENTATIVE
/s/ GARTH POWIS Garth Powis

Signature Page—Escrow Agreement

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ESCROW AGREEMENT